Exhibit 1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, and any amendments hereto, relating to the ordinary shares, par value of US$0.0001 per share of TOYO Co., Ltd, a Cayman Islands exempted company with limited liability whose principal place of business is in Tokyo, Japan, shall be filed on behalf of the undersigned.

November 14, 2024

BestToYo Technology Company Limited

By:	/s/ Junsei Ryu
Name: Junsei Ryu
Title: Director

WA Global Corporation

By:	/s/ Junsei Ryu
Name: Junsei Ryu
Title: Director

By:	/s/ Junsei Ryu
Name: Junsei Ryu